PRO FORMA FINANCIAL INFORMATION FOR SIX MONTHS ENDED JUNE 30, 2007
Exhibit 99.3
Unaudited Pro Forma Consolidated Condensed Financial Information
On September 14, 2007, Terra Industries Inc. (Terra) closed the formation of GrowHow UK Limited, a joint venture between Terra and Kemira GrowHow Oyj (Kemira GrowHow). Pursuant to the joint venture agreement, Terra contributed its United Kingdom subsidiary (Terra Nitrogen (UK) Limited) to the joint venture for a 50% interest in GrowHow UK Limited, and Kemira GrowHow contributed its UK subsidiary (Kemira GrowHow Holdings Limited) for the remaining 50% interest. Terra will account for its investment in GrowHow UK Limited as an equity investment.
The following unaudited pro forma consolidated condensed financial information gives effect to Terra’s contribution of its UK subsidiary to the joint venture and its receipt of a 50% interest in the joint venture. The unaudited pro forma consolidated condensed financial information should be read in conjunction with the audited financial statements of Terra filed on Form 10-K and the unaudited financial statements on filed on Form 10-Q.
The unaudited pro forma consolidated condensed statements of operations give effect to the joint venture formation as if it had occurred at the beginning of the period. The unaudited pro forma combined condensed statements of operations for the the six months ended June 30, 2007 adjust the historical consolidated statement of operations of Terra to eliminate the operating results of its United Kingdom subsidiary and record its 50% equity interest in the operating results of GrowHow UK Limited. The unaudited pro forma combined condensed balance sheet gives effect to the joint venture formation as if it had occurred on June 30, 2007.
The unaudited pro forma consolidated condensed financial information does not give effect to any potential fair value adjustments of contributed assets and liabilities that may be required upon final valuation of the assets, or to any potential costs or savings or other changes that may occur from the transaction and operation of the joint venture.
The unaudited pro forma financial information and accompanying notes are based upon preliminary estimates and assumptions that the management of Terra believes are reasonable and appropriate, however these assumptions may be revised at a later date. The unaudited pro forma consolidated condensed financial information is presented for illustrative purposes only and does not purport to be indicative of the assets, liabilities or operating results that would have actually occurred if the joint venture had been in effect on the date indicated, nor is it necessarily indicative of future operating results of Terra or the joint venture.

Terra Industries Inc.
Unaudited Pro Forma Consolidated Condensed Balance Sheet
as of Six Months Ended June 30, 2007
(in thousands)

	Terra Industries Inc.	Unaudited	Pro-Forma
	consolidated	Terra Nitrogen	Terra Industries Inc.
	as reported	UK Ltd	consolidated

ASSETS
Cash	$286,950	$(10,507)	$276,443
Accounts receivable, net	242,415	(69,144)	173,271
Inventories	169,674	(45,933)	123,741
Other current assets	23,342	(3,268)	20,074

Total current assets	722,381	(128,852)	593,529

Property, plant and equipment, net	702,106	(222,715)	479,391
Equity investments	165,201	278,898	444,099
Other assets	69,378	(22,619)	46,759

Total assets	$1,659,066	$(95,288)	$1,563,778

LIABILITIES
Accounts payable	$143,904	$(41,771)	$102,133
Customer prepayments	25,166	¯	25,166
Other current liabilities	110,390	(3,805)	106,585

Total current liabilities	279,460	(45,576)	233,884

Long-term debt and capital lease obligations	330,000	¯	330,000
Pension liabilities	119,407	(67,266)	52,141
Other liabilities	157,801	(25,718)	132,083
Minority interest	105,549	¯	105,549

Total liabilities and minority interest	992,217	(138,560)	853,657

Total preferred stock and stockholders’ equity	666,849	43,272	710,121

Total liabilities and stockholders’ equity	$1,659,066	$(95,288)	$1,563,778

See accompanying schedules for footnotes and explanation of pro forma adjustments.

Terra Industries Inc.
Unaudited Pro Forma Consolidated Condensed Statement of Operations
for the Six Months Ended June 30, 2007
(in thousands)

	Terra Industries Inc.	Unaudited	Pro Forma	Pro-Forma
	consolidated as	Terra Nitrogen	GrowHow UK	Terra Industries Inc.
	reported	UK Ltd	Limited	consolidated

REVENUES
Product revenues	$1,190,794	$(211,017)	$—	$979,777
Other revenues	5,307	¯	¯	5,307

Total revenues	1,196,101	(211,017)	¯	985,084

COSTS AND EXPENSES
Cost of sales	962,219	(187,385)	¯	774,834
Selling, general and administrative expense	45,251	(4,826)	¯	40,425
Equity in earnings of unconsolidated affiliates	(4,813)	¯	¯	(4,813)

Total cost and expenses	1,002,657	(192,211)	¯	810,446

Income (loss) from operations	193,444	(18,806)	¯	174,638
Equity earnings of unconsolidated affiliates	¯	¯	720	720
Interest income	6,369	(995)	¯	5,374
Interest expense	(15,780)	¯	¯	(15,780)
Loss on early retirement of debt	(38,836)	¯	¯	(38,836)

Income before income taxes and minority interest	145,197	(19,801)	720	126,116

Income taxes provision	(44,757)	5,623	¯	(39,134)
Minority interest	(22,576)	¯	¯	(22,576)

Net income	$77,864	$(14,178)	720	$64,406

Preferred share dividends	(2,550)	¯	¯	(2,550)

Net loss available to common shareholders	$75,314	$(14,178)	$720	$61,856

See accompanying schedules for footnotes and explanation of pro forma adjustments.

Terra Industries Inc.
Notes to Unaudited Pro Forma Adjustments
On September 14, 2007, Terra Industries Inc. (“Terra”) executed with Kemira GrowHow Oyj (“Kemira”), a Joint Venture Contribution Agreement and a Shareholder Agreement, with simultaneous closing thereof, establishing a joint venture company, GrowHow UK Limited. Terra contributed its wholly owned subsidiary Terra Nitrogen (UK) Limited in exchange for a 50% interest in the joint venture company. Kemira contributed its GrowHow Holdings Limited subsidiary in exchange for the remaining 50% interest in the joint venture company.
The unaudited pro forma financial statements are based upon:
1.	The historical consolidated financial statements of Terra.

2.	The historical financial statements of Terra Nitrogen (UK) Limited.

3.	The historical consolidated financial statements of Kemira GrowHow Holdings Limited.

4.	The pro forma combined statements of operations for GrowHow UK Limited are derived from the historical financial statements of Terra Nitrogen (UK) Limited and Kemira GrowHow Holdings Limited. The pro forma condensed combined statements of operations for GrowHow UK Limited for the six months ending June 30, 2007 are:

		Kemira GrowHow
	Terra Nitrogen	Holdings	GrowHow UK
(in thousands)	(UK) Limited	Limited	Limited

Revenues	$211,017	$168,003	$379,020

Cost of sales	187,385	167,737	355,122
Selling, general and administrative expense	4,826	10,839	15,665

Total cost and expenses	192,211	178,576	370,787

Income (loss) from operations	18,806	(10,573)	8,233
Interest income	995	8,329	9,324
Interest expense	¯	(9,915)	(9,915)

Income (loss) before taxes	19,801	(12,159)	7,642
Income tax provision	(5,623)	(479)	(6,102)

Net income (loss)	$14,178	$(12,638)	$1,540

The pro forma combined statements of operation do not include amortization of Terra’s excess basis in GrowHow UK Limited, which is approximately $1.9 million per year. Terra’s 50% proportionate share of the pro forma net income in GrowHow UK Limited was $0.7 million. The net loss of $12.6 million by Kemira GrowHow Holdings Limited includes a charge of approximately $15.0 million related to fair value adjustments to derivatives that have not been designated for hedge accounting treatment under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”.
The pro forma consolidated condensed balance sheet has been adjusted for the assets and liabilities contributed to GrowHow UK Limited by Terra.
The pro forma financial statements do not give effect to any potential costs or savings or other changes that may occur from the transaction and operation of the joint venture.
The unaudited pro forma financial information and accompanying notes are based upon preliminary estimates and assumptions that the management of Terra believes are reasonable and appropriate, however these assumptions may be revised at a later date. The unaudited pro forma consolidated condensed financial information is presented for illustrative purposes only and does not purport to be indicative of the assets, liabilities or operating results that would have actually occurred if the joint venture had been in effect on the date indicated, nor is it necessarily indicative of future operating results of Terra or the joint venture.